EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of IEA Income Fund XII, L.P. on Form 10-Q for the quarterly period ended June 30, 2002, as filed with the Securities and Exchange Commission (the “Report”), I, Dennis J. Tietz, the President and Director of Cronos Capital Corp. (“CCC”) and Principal Executive Officer of the CCC, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

August 13, 2002

By	/s/ Dennis J. Tietz

Dennis J. Tietz President and Director of Cronos Capital Corp. (“CCC”) Principal Executive Officer of CCC